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                                                                    Exhibit 23.9

INDEPENDENT AUDITORS' CONSENT

      We consent to the incoporation by reference in this Registration Statement of Interliant, Inc. on Form S-8 of our report dated February 2, 1999 (February 17, 1999 as to Note 10) relating to the financial statements of Net Daemons Associates, Inc. appearing in Amendment NO. 6 to Registration Statement No. 333-74403 of Interliant, Inc.


/s/ Deloitte & Touche LLP

Boston Massachusetts
July 15, 1999